UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 6, 2021
Date of Report (date of earliest event reported)
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BUNGE LIMITED
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)
1391 Timberlake Manor Parkway Chesterfield, MO 63017
(Address of principal executive offices and zip code)
(314) 292-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 - Entry into a Material Definitive Agreement
On October 6, 2021, Bunge Limited (“Bunge”) and certain of its subsidiaries amended their trade receivables securitization program with Coöperatieve Rabobank U.A., as administrative agent (the “Administrative Agent”), and certain commercial paper conduit purchasers and committed purchasers (the “Securitization”), pursuant to the Twentieth Amendment to and Restatement of Receivables Transfer Agreement and Fifth Amended and Restated Receivables Transfer Agreement, which each will become effective on October 18, 2021 (collectively, the “Securitization transaction documents”). In connection therewith, Bunge exercised a portion of the U.S.$200 million accordion feature under the Securitization transaction documents to increase the aggregate size of the facility by U.S.$125 million to an aggregate of U.S.$925 million. In addition, the Securitization transaction documents were amended to include provisions relating to the future discontinuance of the London Interbank Offered Rate (“LIBOR”) and set forth the mechanics of establishing the Secured Overnight Financing Rate (“SOFR”) or another applicable benchmark rate as a replacement rate. The Securitization termination date and other relevant terms and conditions were substantially unchanged pursuant to this amendment.

The Securitization transaction documents contain certain customary representations and warranties and affirmative covenants, including a representation as to the eligibility of the receivables being sold, and contain customary termination events and service defaults. Bunge and its subsidiaries are required to repurchase any receivables that are not eligible as represented on the date of sale or become subject to certain non-credit related obligor offsets following sale to the Securitization. Apart from such repurchase obligations, any recourse to Bunge and its subsidiaries under the Securitization will be limited to Bunge’s first loss position as subordinated lender, which will be sized based on the historical performance of Bunge’s pool of trade receivables.

The foregoing description of the Securitization transaction documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Twentieth Amendment to and Restatement of Receivables Transfer Agreement and the Fifth Amended and Restated Receivables Transfer Agreement, a copy of each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2021

BUNGE LIMITED

By:	/s/ Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Corporate Secretary